Exhibit 99.2

Verso Paper Corp.
6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436
For details, contact:
Robert P. Mundy
Senior Vice President and
Chief Financial Officer
T 901-369-4128
robert.mundy@versopaper.com
www.versopaper.com

FOR IMMEDIATE RELEASE

Verso Paper Corp. Announces Proposed $360 Million Debt Offering

MEMPHIS, Tenn. (January 11, 2011) – Verso Paper Corp. (NYSE: VRS) announced today that its subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc., are proposing to issue $360 million aggregate principal amount of their second priority senior secured notes due 2019 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by certain domestic subsidiaries of Verso.

Verso’s subsidiaries that intend to issue and guarantee the Notes are the same entities that issued and guaranteed Verso’s existing second lien notes. The Notes will be secured by the same collateral as Verso’s existing second lien notes, and the priority of the collateral liens securing the Notes will be junior to the collateral liens securing Verso’s senior secured notes and senior secured credit facility.

Verso intends to use the net proceeds from the offering of Notes (1) to pay the consideration for the cash tender offer for Verso’s outstanding 9 1/8% second priority senior secured fixed rate notes due 2014 (the “Existing Fixed Rate Second Lien Notes”), (2) to redeem any remaining Existing Fixed Rate Second Lien Notes, following the expiration of the cash tender offer, at the applicable redemption price plus accrued and unpaid interest and (3) to pay certain related transaction costs and expenses. The proposed offering of the Notes is subject to market and other conditions, and may not occur as described or at all.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Verso

Based in Memphis, Tennessee, Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and supercalendered and specialty products. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs, and commercial printing applications such as high-end advertising brochures, annual reports, and direct-mail advertising.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

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